Exhibit 99.6

August 17, 2026

Dear Lynda:

Having given this much thought over the last five days, I have decided to resign from Internet Sciences Inc. effective immediately.

I wish you well in your endeavors and will be rooting for ISI to be a huge success.

Warm regards,

/s/ Mark L. Deutsch

Mark L. Deutsch